EXHIBIT 3.1

                             Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                                 MediaBay, Inc.
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    (Name of corporation as currently filed with the Florida Dept. of State)

                                  P93000057810
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                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):
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   (must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

The first paragraph of Article III of the Restated Articles of Incorporation has been amended as follows by striking the whole of said paragraph thereof
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as it now exists and inserting in lieu and instead thereof a new first paragraph reading in its entirety as follows:
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      "The total number of shares of all classes of capital stock which the
Corporation shall have authority to issue is [Three Hundred Five Million
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(305,000,000) shares, no par value per share, of which Three Hundred Million
(300,000,000)] shall be Common Stock and Five Million (5,000,000) shall be
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Preferred Stock."
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                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

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                                   (continued)

The date of each amendment(s) adoption: March 19,2005
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Effective date if applicable:
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                             (no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)
                         -----------

|X| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

|_| The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

      "The number of votes cast for the amendment(s) was/were sufficient for approval by _______________________________________."
                                (voting group)

|_| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

|_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


Signed this 3rd day of May, 2005.

Signature /s/John F. Levy
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            (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

          John F. Levy
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                   (Typed or printed name of person signing)


          Vice Chairman and Chief Financial Officer
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                           (Title of person signing)


                                FILING FEE: $35